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                                  EXHIBIT 10.13

                                ESCROW AGREEMENT

     This Agreement made this _____ day of December, 2005 between LaSalle Bank N.A., as Escrow Agent (the "Escrow Agent") and Muslim Media Network, Inc.

                                   WITNESSETH:

     WHEREAS, the Company intends to offer for sale 1,000,000 shares of its common stock ("Common Stock") at $10.00 per share, and

     WHEREAS, a condition to the effectiveness of the entire offering is that the Company shall have sold not less than 100,000 shares of its Common Stock on or before July 14, 2006 (the "Closing Date"), and

     WHEREAS, the Company wishes to provide assurance to each purchaser of its Common Stock ("Subscriber") that his or her investment will be returned in the event the Company fails to sell such minimum amount of stock prior to the Closing Date, and the Company therefore wishes to establish this Escrow Agreement with the Escrow Agent, and

     WHEREAS, the Escrow Agent desires to receive, hold, and disburse the proceeds of such offering upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     (1) The Company shall cause each Subscriber to issue his or her check in the amount of the purchase price payable to the order of LaSalle Bank, N.A., Escrow Agent, and shall deliver such check to the Escrow Agent together with an executed copy of the Subscription Agreement.

     (2) Upon receipt of a Subscription Agreement that has been accepted by the Company, the Escrow Agent shall deposit the subscription proceeds in an escrow account. Funds held in the escrow account shall be invested, as directed by the Company, in an interest-bearing account. The Escrow Agent shall not, however, invest the subscription proceeds received from any Subscriber who has failed to provide the Company with his or her correct tax identification or Social Security number, but shall hold such proceeds in the escrow account without interest. Upon the Company's request, the Escrow Agent shall deliver to the Company a statement setting forth the amount of subscription proceeds then held in the escrow account.

     (3) If, on or before the Closing Date, the Escrow Agent shall have received checks for the purchase price of the Company's Common Stock aggregating not less than


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$1,000,000 (provided that the Escrow Agent shall collect at least $1,000,000 in proceeds from the clearing of such checks on or before the date which is five business days thereafter), the Escrow Agent shall pay to the Company the proceeds of such checks and any checks received thereafter. All investment earnings shall be paid to the Subscribers whose funds were so invested pro rata at the addresses set forth in their respective Subscription Agreements in accordance with the amount of their respective deposits and the period for which such deposits have been held in the escrow account. The Company's determination of any such proration of interest among Subscribers shall be binding and conclusive on all parties.

     (4) In the event that on the Closing Date, the terms of the first sentence of paragraph 3 shall not have been met, the Escrow Agent shall remit to each Subscriber whose Subscription proceeds were held by the Escrow Agent his or her portion of such proceeds, including interest on such amount, calculated as set forth in paragraph 3 above.

     (5) Upon the performance by the Escrow Agent of its obligations set forth in paragraphs 3 and 4 hereof, all obligations of the Escrow Agent under this Escrow Agreement shall cease.

     (6) Escrow Agent's sole obligation shall be to perform the acts and duties imposed upon it as "Escrow Agent" by the terms hereof. Unless otherwise herein expressly provided, Escrow Agent shall:

          (a) not be held liable for any action taken or omitted under this Escrow Agreement so long as it shall have acted in good faith and without negligence;

          (b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

          (c) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

          (d) be entitled to refrain from taking any action contemplated by this Escrow Agreement in the event that it becomes aware of any disagreement between or among the Company and the Subscribers as to any material facts or as to the happening of any contemplated event precedent to such action;


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          (e)  have no responsibility or liability for any diminution of value which may result from any investments or reinvestments made in accordance with any provision which may be contained herein;

          (f) be entitled to compensation for its services hereunder in accordance with the fee schedule set forth on Schedule A hereto, and reimbursement of its normal or necessary out-of-pocket expenses including, but not by way of limitation, the fees and costs of outside attorneys or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid by the Company, and Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid fees and non-reimbursed expenses, superior to the interests of any other persons or entities;

          (g) be, and hereby is, indemnified and saved harmless by the Company from all losses, costs, and expenses which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation shall not result from any action taken or omitted by Escrow Agent and for which it shall have been adjudged negligent, and such indemnification shall survive termination of this Escrow Agreement until extinguished by any applicable statute of limitations.

     (7) (a) The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the Company. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the Company. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver the balance of the funds then in its possession hereunder to a successor Escrow Agent as shall be appointed by the Company as evidenced by a written notice filed with the Escrow Agent.

          (b) If the Company shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief, and any such resulting appointment shall be binding upon the parties hereto.

          (c) Upon acknowledgement by any successor Escrow Agent of the receipt of the then remaining balance of the funds, Escrow Agent


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               shall be fully released and relieved of all duties,
               responsibilities, and obligations under this Escrow Agreement.

     (8) The entire agreement of the parties is contained herein; any change in terms or conditions herein may only be made in writing signed by all parties hereto. Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless it has actually received written notice thereof from one of the parties hereto or their authorized representative clearly referring to this Escrow Agreement. Escrow Agent shall send all notices to the parties by certified or registered mail, return receipt requested, addressed to the address shown below each such party's signature to this Agreement.

     (9) This Escrow Agreement shall be deemed to have been made under and shall be governed by the laws of the State of Michigan in all respect, including matters of construction, validity and performance.

     (10) Any request, direction, notice or other service required or permitted to be made or given by any party hereto shall be in writing and shall be deemed sufficiently given or served for all purposes if delivered in person or via certified mail return receipt requested to the parties hereto at the addresses set forth below or at such other address as any party shall specify, from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first above written.

WITNESSES:                              MUSLIM MEDIA NETWORK, INC.


                                        By: /s/ A.S. Nakadar
-------------------------------------       ------------------------------------
                                            A.S. Nakadar
-------------------------------------   Its: President
                                        29004 W. Eight Mile Road
                                        Farmington Hills, Michigan 48336


                                        LaSALLE BANK N.A.


                                        By: /s/ Susan Smith
-------------------------------------       ------------------------------------
                                        Its: Vice President
-------------------------------------   Global Securities & Trust Services -
                                        Corporate Trust
                                        2600 West Big Beaver Road, Suite 140
                                        Troy, Michigan 48084
                                        Attn: Susan M. Smith


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                                   SCHEDULE A

                                  FEE SCHEDULE

ACCEPTANCE FEE                                  $100 PER HOUR NOT TO EXCEED $200

For time devoted to review of documents, consultation with principals and attorneys, attending closing, (if required) and establishment of the trust account.

ANNUAL FEE   (Per year or any portion thereof)                         $1,000.00

     For maintenance of account and routine administrative activities - to be paid annually in advance.

ACTIVITY FEES

A.   Cash Deposits                   $10.00 per deposit

B.   Cash Disbursements:

        By check                     $10.00 per check
        By wire transfer             $25.00 per wire

C.   Investment transactions         $75.00 each
        Whether Bank buys or sells
        securities direct or Bank
        buys or sells securities
        at the direction of an
        outside investment
        manager. (no charge for
        money market fund
        transactions)

     NOTE: No additional charge for inter-bank transfers

EXTRAORDINARY SERVICE FEE:                                         $100 PER HOUR

FOR EXAMPLE:
   Attendance at Meetings Outside of Bank
   Default administration
   Amendments to the Escrow Agreement
   Participation in legal, bankruptcy or arbitration proceedings

REIMBURSEMENT OF OUT-OF-POCKET EXPENSE

INCLUDING, BUT NOT LIMITED TO, POSTAGE, OVERNIGHT COURIER COSTS, TRAVEL AND LODGING, FEES AND DISBURSEMENTS OF LEGAL COUNSEL AND AGENTS.


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